UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2011

GRUBB & ELLIS COMPANY
 (Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 North Tustin Avenue, Suite 300, Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 667-8252

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Agreement.

On March 25, 2011, Grubb & Ellis Company (the “Company”) entered into a Services Agreement (the “Agreement”) with certain of its wholly-owned subsidiaries pursuant to which the Company will provide certain corporate, administrative and other services to the various subsidiaries, and in connection therewith, such subsidiaries shall recognize the provision of such services and the allocation of the costs associated therewith. The Agreement, among other things, memorializes the intercompany account balances between the Company and certain of its subsidiaries and the treatment of such intercompany balances upon the occurrence of certain events.

The foregoing is a summary of the Agreement and does not purport to be a complete description thereof and as qualified in its entirety by the copy of the Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events.

The Company has extended the expiration date for its consent solicitation with respect to its 7.95% Senior Convertible Notes Due 2015 (the “Notes”) from 5:00 p.m. New York City time, on March 25, 2011 to 5:00 p.m., New York City time, on April 4, 2011, unless further extended by the Company in accordance with the terms of the consent solicitation.

Additionally, the Company has increased the consent fee to be paid to all holders of record on March 7, 2011 whose consent is received prior to the expiration of the consent solicitation period (the “Consenting Holders”). The consent fee is payable in unregistered shares of common stock, par value $0.01 per share, of the Company (the “Restricted Stock”), in an amount of shares of Restricted Stock equal to four percent (4%) of the principal amount of the Notes held by such Consenting Holder divided by the closing price of the common stock of the Company (the “Common Stock”) on the expiration date of the consent solicitation period (the “Expiration Date Stock Price”), provided, that if the closing price of the Common Stock on the expiration date of the consent solicitation period is greater than $0.99 per share, the Expiration Date Stock Price for the purposes of the calculation will be set at $0.99 (the closing price of the Common Stock on March 24, 2011 (the “Set Closing Price”) and if the closing price of the Common Stock on the expiration date of the consent solicitation period is less than $0.89 per share, the Expiration Date Stock Price for the purposes of the calculation will be set at $0.89 (a 10% discount to the Set Closing Price). Fractional shares will be rounded to the nearest whole number.

Except as otherwise described above, all terms and conditions of the Company’s consent solicitation remain unchanged.

Item 9.01 Financial Statements and Exhibits.

(d)	The following is filed as an Exhibit to this Current Report on Form 8-K:

10.1	Shared Services Agreement by and among Grubb & Ellis Company, Daymark Realty Advisors, Inc., Grubb & Ellis Management Services, Inc., Grubb & Ellis Equity Advisors, LLC, Grubb & Ellis Advisors of California, Inc., Grubb & Ellis Affiliates, Inc., Grubb & Ellis of Arizona, Inc., Grubb & Ellis Europe, Inc., G&E Landauer Valuation Advisory Services, LLC, G&E - Mortgage Group, Inc., G&E — New York, Inc., G&E — Michigan, Inc., G&E of Nevada, Inc., G&E Consulting Services Co., HSM Inc., Wm. A. White/G&E Inc., Grubb & Ellis Capital Corp., NNN Realty Advisors, Inc., Triple Net Properties Realty, Inc., Grubb & Ellis Realty Investors, LLC, and Grubb & Ellis Residential Management, Inc., dated as of March 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY

By:	/s/ Michael J. Rispoli

Michael J. Rispoli
Executive Vice President and Chief Financial Officer

Dated: March 25, 2011